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                                                                    EXHIBIT 11.1

                               AMERICREDIT CORP.
                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
               (dollars in thousands, except per share amounts)

                                          Three Months Ended
                                            September 30,
                                          ------------------
                                       1997              1996
                                       ----              ----
PRIMARY:

Average common shares
  outstanding                       29,479,547         28,372,506

Common share equivalents
  resulting from assumed
  exercise of stock options          2,512,411          1,746,433
                                    ----------         ----------

Average common shares and
  share equivalents
  outstanding                       31,991,958         30,118,939
                                    ----------         ----------
                                    ----------         ----------

FULLY DILUTED:

Average common shares
  outstanding                       29,479,547         28,372,506

Common share equivalents
  resulting from assumed
  exercise of stock options          2,729,403          2,006,421
                                    ----------         ----------

Average common shares and share
  equivalents outstanding           32,208,950         30,378,927
                                    ----------         ----------
                                    ----------         ----------

NET INCOME                             $13,194             $8,072
                                       -------             ------
                                       -------             ------

EARNINGS PER SHARE:

  Primary                              $   .41             $  .27
                                       -------             ------
                                       -------             ------

  Fully diluted                        $   .41             $  .27
                                       -------             ------
                                       -------             ------

Primary earnings per share has been computed by dividing net income by the average common shares and share equivalents outstanding. Common share equivalents were computed using the treasury stock method. The average common stock market price for the period was used to determine the number of common share equivalents.

Fully diluted earnings per share has been computed in the same manner as primary earnings per share except that the higher of the average or end of

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period common stock market price was used to determine the number of common share equivalents.




















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